Exhibit 2.2

Execution Version

FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

This First Amendment (this “Amendment”), dated as of June 17, 2026, to the Agreement and Plan of Merger, dated as of December 11, 2025, including the schedules thereto (as the same may be amended, modified or supplemented in accordance with its terms, the “Merger Agreement”), is entered into by and among Katapult Holdings, Inc., a Delaware corporation (“Katapult”), Katapult Merger Sub 1, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Katapult (“Merger Sub 1”), Katapult Merger Sub 2, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Katapult (“Merger Sub 2”), CCF Holdings LLC, a Delaware limited liability company (“CCFI”), and Aaron’s Intermediate Holdco, Inc., a Delaware corporation (“Aaron’s”). Each of Katapult, Merger Sub 1, Merger Sub 2, CCFI and Aaron’s is referred to hereinafter each as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into the Merger Agreement as of December 11, 2025 (the “Original Execution Date”);

WHEREAS, Section 12.2 of the Merger Agreement permits the Parties to amend the Merger Agreement by an instrument in writing signed on behalf of each of Aaron’s, CCFI, Merger Sub 1, Merger Sub 2 and Katapult; and

WHEREAS, the Parties desire to amend Section 6.15(b) and Schedule 6.15(b) of the Merger Agreement to the extent provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Section 1.Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein that is defined in the Merger Agreement has the meaning assigned to such term in the Merger Agreement.

Section 2.Amendments to Section 6.15(b) and Schedule 6.15(b) of the Merger Agreement.

(a)Section 6.15(b)(i) of the Merger Agreement is hereby amended by replacing the reference to “nine (9) members” therein with “ten (10) members”.

(b)The subsection of Schedule 6.15(b) of the Merger Agreement entitled “Directors of Katapult” is hereby amended by replacing item 2 thereof in its entirety with the following: “Lynn DeVault, Gene Schutt, Philip Bartow III and, if the Closing occurs after the Katapult 2026 Annual Meeting of Stockholders, Orlando Zayas to the Class of the Katapult Board whose term ends at the second Annual Meeting of Stockholders following the Closing”.

Section 3.Effect of Amendment. From and after the date hereof, each reference in the Merger Agreement (or in any and all instruments or documents provided for in the Merger Agreement or delivered or to be delivered thereunder or in connection therewith) to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall, except where the context otherwise requires, be deemed a reference to the Merger Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Merger Agreement, and a reference to the Merger Agreement in any of such instruments or documents will be deemed to be a reference to the Merger Agreement as amended hereby. The Parties agree that all references in the Merger Agreement to “the date hereof” or “the date of this Agreement” shall refer to the Original Execution Date. The Merger Agreement shall not be modified by this Amendment in any respect except as expressly set forth herein.

Section 4.Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

Section 5.Other Provisions. Section 12.5 (Applicable Law; Jurisdiction) and Section 12.9 (Severability) of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

KATAPULT HOLDINGS, INC.

By:	/s/ Orlando Zayas
	Name:	Orlando Zayas
	Title:	Chief Executive Officer

KATAPULT MERGER SUB 1, INC.

By:	/s/ Orlando Zayas
	Name:	Orlando Zayas
	Title:	Chief Executive Officer

KATAPULT MERGER SUB 2, LLC

By:	/s/ Orlando Zayas
	Name:	Orlando Zayas
	Title:	Chief Executive Officer

AARON’S INTERMEDIATE HOLDCO INC.

By:	/s/ Cory J. Miller
	Name:	Cory J. Miller
	Title:	President & Secretary

CCF HOLDINGS LLC

By:	/s/ Kyle F. Hanson
	Name:	Kyle F. Hanson
	Title:	Chief Executive Officer

[Signature Page to First Amendment to the Merger Agreement]